SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|


Check the appropriate box:
|_| Preliminary Proxy Statement               |_| Confidential, for Use of the,
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                        Amertranz Worldwide Holding Corp.
                (Name of Registrant as Specified in Its Charter)


                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
      |_| $125  per  Exchange   Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),   or
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
      |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         (1)    Title of each class of securities to which transaction applies:


         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)    Amount Previously Paid:

         (2)    Form, Schedule or Registration Statement No.:

         (3)    Filing Party:

         (4)    Date Filed:

                        AMERTRANZ WORLDWIDE HOLDING CORP.
                               2001 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD
                                DECEMBER 17, 1996


To the Shareholders of Amertranz Worldwide Holding Corp.:

         The Annual Meeting of Shareholders of Amertranz Worldwide Holding Corp. (the "Company") will be held at The Inn at Great Neck, 22 Cuttermill Road, Great Neck, New York 11021, on Tuesday, December 17, 1996 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

         1. To elect five directors to serve for the ensuing year and until the election of their successors; and

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed November 15, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.


                                         By Order of the Board of Directors

                                         Michael Barsa
                                         Secretary

Lake Success, New York
November 15, 1996



                       IMPORTANT - YOUR PROXY IS ENCLOSED

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                        AMERTRANZ WORLDWIDE HOLDING CORP.
                               2001 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042
                                 (516) 326-9000


                                 PROXY STATEMENT



         The accompanying proxy is solicited by the Board of Directors of Amertranz Worldwide Holding Corp. (the "Company") in connection with the Annual Meeting of Shareholders to be held on Tuesday, December 17, 1996, or at any adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on November 15, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 5,926,504 shares of the Company's Common Stock par value $.01 per share (the "Shares"), exclusive of Shares held in the Company's treasury.

         Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the meeting, including the election of directors. Shares may be voted in person or by proxy. The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company or by attending the meeting and voting in person.

                              BENEFICIAL OWNERSHIP

         The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Shares outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those Shares.

        Name and Address                  Shares Beneficially       Percent
      of Beneficial Owner                        Owned            of  Class

Wrexham Aviation Corp.(1)(2)                   2,780,370            46.9%
112 East 25th Street
Baltimore, Maryland 21218

TIA, Inc.(1)(2)(3)                             2,780,370            46.9%
112 East 25th Street
Baltimore, Maryland 21218

Richard A. Swirnow(1)(2)(3)                    2,780,370            46.9%
112 East 25th Street
Baltimore, Maryland 21218

Caribbean Freight System, Inc.(1)(2)(3)          420,000             7.1%
112 East 25th Street
Baltimore, Maryland 21218

(1) Represents all of the Shares owned or controlled by TIA, Inc. ("TIA") and Caribbean Freight System, Inc. ("CFS"). See footnote 2. Swirnow Airways Corp. ("Swirnow Airways") owns the majority interest in Wrexham Aviation Corp. ("Wrexham"). Stuart Hettleman, a Director and President of the Company, is an executive officer and non-controlling stockholder of Swirnow Airways and an executive officer of Wrexham. Richard A. Swirnow is, indirectly, the controlling stockholder of Swirnow Airways.

(2) Includes (i) 420,000 Shares owned by CFS, and (ii) 580,370 Shares with respect to which TIA and CFS have been granted proxies. (See footnote 3, below). 51% of the issued and outstanding stock of CFS, and voting control of all of the issued and outstanding shares of CFS, is held by TIA. Ninety percent of the issued and outstanding stock of TIA is owned and controlled by Wrexham. In addition, Stuart Hettleman and Richard A. Faieta, executive officers of the Company, are executive officers of TIA and CFS and Mr. Faieta is a non-controlling stockholder of TIA. Messrs. Hettleman and Faieta disclaim beneficial ownership of all Shares owned by TIA and CFS and do not share voting and/or investment power over the Shares owned by TIA and CFS.


(3) Michael Barsa, a director and executive officer of the Company, Bruce Brandi, an executive officer of the Company, and certain other stockholders have granted to TIA and CFS irrevocable proxies to vote an aggregate of 580,370 Shares for control of the Company's Board of Directors until certain Company obligations to TIA and CFS have been repaid. As a result, TIA and CFS may retain the right to vote these Shares owned by those shareholders until at least February 6, 2001.


                              ELECTION OF DIRECTORS

         At the 1996 Annual Meeting, five directors will be elected to hold office for the ensuing year and until their successors are elected and qualify. Under Delaware law and the Company's By-laws, (i) a quorum for the Annual Meeting consists of a majority of the issued and outstanding Shares present in person or by proxy and entitled to vote, and (ii) directors are elected by a plurality of the votes of the Shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

         Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the five nominees listed below. Pursuant to the Company's By-laws, the five nominees were nominated by the Board of Directors. If, due to unforeseen contingencies, any of the nominees designated below shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. Management has no reason to believe that any nominee will be unable to serve if elected.

                                                        Principal Occupation                   Director
Name                       Age                       During the Last Five Years                 Since

Michael Barsa              51               Vice President and Secretary of the                  1996
                                            Company since February 1996;
                                            Executive Vice President and Chief
                                            Financial Officer of Amertranz Worldwide,
                                            Inc., September 1994 through February 1996;
                                            Senior Vice President of All-state Legal Supply
                                            Company from 1989 through September 1994



                                        2





Brian K. Coventry          31               Vice President (since January 1996) and Assistant             --
                                            Vice President (December 1993 through December
                                            (1995), Corporate Finance, GKN Securities Corp.; Associate,
                                            Private Placements, Kemper Securities, Inc., January 1993
                                            through November 1993; Assistant Vice President,
                                            Leveraged Funding Group, Heller Financial, Inc., February
                                            1992 through January 1993; Associate Investment Manager,
                                            Corporate Finance Division, Westinghouse Credit Corp.,
                                            1988 through February 1992


Richard A. Faieta          50               Executive Vice President of the Company since                 1996
                                            February 1996; President and Chief Executive
                                            Officer of TIA and CFS since April 1992;
                                            Vice President-Operations of LEP Profit
                                            International Corporation (a domestic and
                                            international freight forwarder) from 1987
                                            through 1991

Stuart Hettleman           46               President, Chief Executive Officer and Chief                  1996
                                            Financial Officer of the Company since
                                            February 1996; Vice President of TIA
                                            since 1990; Executive Vice President
                                            of CFS since 1991

Richard A. Swirnow         62               Chairman of TIA since 1990; Chairman and             --
                                            President of Wrexham Aviation Corp. since 1990;
                                            Chairman and President of Swirnow Airways Corp.
                                            since 1981; Chairman and President of Harborview
                                            Properties Development Company since 1986

         During the period from the Company's formation in January, 1996 through the fiscal year end on June 30, 1996, the Board of Directors met informally many times but all actions were taken by unanimous written consent.

Committees of the Board of Directors

         In the fiscal year ended June 30, 1996, the Company did not have any standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions.

Compliance With Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers and each person who owns more than 10% of the Company's Shares, file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company's knowledge, all reports required to be so filed by such persons have been filed on a timely basis. The Company believes that all of its directors and executive officers, and all person owning beneficially more than 10% of the Shares, complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended June 30, 1996.

Director Compensation

         During the Company's fiscal year ended June 30, 1996, each director was an officer of the Company and received no additional compensation for serving as a director. There is currently no plan to compensate any outside director for attendance at meetings.

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended June 30, 1996, the Company did not have a compensation committee, and all deliberations concerning executive officer compensation and all determinations with respect thereto were made by the Company's Board of Directors consisting of Messrs. Barsa, Faieta and Hettleman, each of whom was an executive officer of the Company.

               INFORMATION REGARDING SHARE OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of the Shares as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (iii) each current director and each nominee for election as a director and (iv) all directors and executive officers of the Company as a group. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those Shares.

Name of Beneficial Owner                     Shares Beneficially Owned        Percent of  Class
Richard A. Swirnow(1)(2)(3)                          2,780,370                      46.9%
Michael Barsa(3)(4)                                    281,010                       4.7%
Bruce Brandi(3)(5)                                      35,761                       0.6%
Stuart Hettleman(2)                                     20,834                       0.4%
Richard A. Faieta(2)                                    20,834                       0.4%
Brian K. Coventry                                            0                      --
All directors and executive officers
as a group (4 persons)(1)(2)(3)(4)(5)                2,939,770                      49.6%


(1)    See footnote (1) under "Beneficial Ownership".
(2)    See footnote (2) under "Beneficial Ownership".
(3)    See footnote (3) under "Beneficial Ownership".
(4)    Includes options to purchase 154,477 Shares.
(5)    Includes options to purchase 28,393 Shares.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the cash compensation, as well as certain other compensation, paid or accrued by the Company during the fiscal year ended June 30, 1996 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company officer for their services in all capacities since the formation of the Company on February 7, 1996.


Name and Principal Position                                              Salary(1)    Number of Options

Stuart Hettleman..............................................
    Chief Executive Officer and Chief Financial Officer.......            $   --          75,000(2)
Richard A. Faieta.............................................
    Executive Vice President..................................            $59,375         75,000(2)
Michael Barsa.................................................
    Vice President and Secretary..............................            $53,438        154,477
Bruce Brandi..................................................
    President of Amertranz Worldwide, Inc.
    (the Company's wholly-owned subsidiary)...................            $59,261         42,590

(1) While the named executive officers enjoyed certain perquisites for fiscal year ended June 30, 1996, these did not exceed the lesser of $50,000 or 10% of each officers' salary and bonus.
(2)      See footnote (3) to "Option Grants in Last Fiscal Year" table, below.

Option Grants in Last Fiscal Year

         The following table sets forth information with respect to the grant of stock options during the Company's fiscal year ended June 30, 1996 to the executive officers named in the Summary Compensation Table:

                                                                                              Potential Realizable Value At Assumed
                                                     Individual Grants                            Annual Rates of Stock Price
                                                                                                  Appreciation for Option Term(1)
                                               % of Total
                                                Options        Exercise
                                 No. of        Granted to      or Base
                                 Options      Employees in      Price       Expiration
Name                             Granted      Fiscal Year     ($/Share)        Date           0%(2)           5%             10%
----                             -------      -----------     ---------       ------          --              --             ---
Stuart Hettleman............      75,000(3)      15.1%          $6.00        6/28/06          --           $22,500        $45,000
Richard A. Faieta...........      75,000(3)      15.1%          $6.00        6/28/06          --           $22,500        $45,000
Michael Barsa...............     154,477         31.1%          $.408         2/7/99       $275,278       $292,193       $309,108
Bruce Brandi(4).............      42,590          8.6%          $0.16       10/10/04        $86,458        $91,121        $95,785


(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.
(2) Denotes realizable value at the date of grant which reflected a market value of $2.19 per share, as determined by the Company's Board of Directors.
(3) 20,834 of such options are currently exercisable, and 16,666 of such options become exercisable on January 2, 1997. 18,750 of such options become exercisable at any time after January 1, 1998, if the Company's EBITDA for its fiscal year ending June 30, 1997 exceeds $500,000 provided, that if the Company's EBITDA for its fiscal year ended June 30, 1997 does not exceed $500,000 but its EBITDA for its fiscal year ended June 30, 1998 exceeds $750,000, such options shall be exercisable commencing on the date the Company's EBITDA for its fiscal year ended June 30, 1998 has been determined. 18,750 of such options become exercisable at any time after January 1, 1999, if the Company's EBITDA for its fiscal year ended June 30, 1998 exceeds $750,000.
(4) 28,393 of such options have vested and are currently exercisable, and an additional 14,197 of such options vest and become exercisable on each of October 10, 1997.

Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

         The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to the exercise of stock options during 1996 and holdings of unexercised options at the end of the fiscal year:

                                                       Number of Unexercised                   Value of Unexercised
                                                           Options/SARs                      in-the-Money Options/SARs
                    Name                                at Fiscal Year End                   at Fiscal Year End($)(1)
                                                  Exercisable        Unexercisable        Exercisable         Unexercisable

Stuart Hettleman............................            0               75,000                  0                 $46,875
Richard A. Faieta...........................            0               75,000                  0                 $46,875
Michael Barsa...............................         154,477               0                $960,384                 0
Bruce Brandi................................          28,393            14,197              $183,561              $91,784


----------------------------------

(1) Based on the excess of (i) the aggregate market value (closing price on the NASDAQ SmallCap Market) of the underlying shares on June 28, 1996 over (ii) the aggregate exercise price of the options.

Executive Employment Agreements


         Stuart Hettleman and Richard A. Faieta each entered into an employment agreement with the Company effective July 3, 1996. Each such employment agreement provides that the respective officers are employed for a period of three years (subject to renewal for successive three-year periods) at an annual base salary of $130,000 and $150,000 for Mr. Hettleman and Mr. Faieta, respectively. The base salary will increase on each anniversary of the respective employment agreements by an amount equal to .5% of the then current base salary for each $100,000 of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fiscal year ended prior to such anniversary date. Furthermore, each such officer is entitled to incentive compensation in excess of base salary for each fiscal year of the Company during the term of employment, in an amount equal to 1% of the base salary in effect at the end of such fiscal year for each $100,000 of the Company's EBITDA for such fiscal year. Each such officer has also been granted an option to purchase 75,000 shares of Common stock pursuant to the company's Stock Option Plan. If either officer's employment agreement is terminated by the Company other than for cause or if the officer elects to terminate employment following either (i) a material breach of the agreement by the Company, (ii) failure by the Company to offer renewal of the employment agreement at its expiration upon terms at least as favorable as those in effect at that time, or (iii) an event generally constituting a change in control of the Company, such officer shall be entitled to receive one of the following, (at the officer's election):(a) all compensation and benefits under the agreement for the balance of the term, (b) 299% of the sum of the base salary and incentive compensation paid to him in respect of the fiscal year ended prior to termination, or (c) the present value of his base salary and incentive compensation payable for the balance of the term of the agreement (assuming certain increases in base salary and levels of incentive compensation over the balance of the term of the agreement). In addition, all unexercisable stock options will thereupon become immediately exercisable. Each employment agreement generally prohibits the officer from soliciting directly or indirectly, any existing customer or employee of the Company for a period of two years following termination of employment.


         Pursuant to the terms of an Employment Agreement dated September 26, 1994, as amended February 7, 1996, Bruce Brandi is employed by Amertranz Worldwide, Inc., the Company's wholly-owned subsidiary ("Amertranz") for a term of three years commencing October 10, 1994. The employment agreement provides for an annual salary of $150,000, with an increase of $7,500 on the second anniversary date. During 1995, Mr. Brandi deferred $30,250 of his salary which amount will be paid by February, 1999. The employment agreement provides that if Mr. Brandi is discharged for cause he may not solicit, directly or indirectly, any existing customer or employee of the Company for a period of two years. If the Company terminates Mr. Brandi's employment for any other reason, it may enforce these restrictions if it continues to pay his salary.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

         The Company commenced operations in 1996. For the fiscal year ended June 30, 1996, the compensation of the Company's executive officers was determined by the Board of Directors.

         Compensation Philosophy. The philosophy of the Board with respect to executive compensation is to ensure that the interests of management and employees are identical to the interests of the Company's owners - the shareholders. To that end, the Board has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options which will reward management for adding shareholder value. Base salary has been established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses are designed to provide short-term rewards for current accomplishments. Incentive stock options provide management with a long-term investment in the Company, the value of which is dependent upon their success in maximizing shareholder values.

         This approach to employee remuneration carries through to salary and incentive compensation for the Company's non-management personnel, as well. The Company's 1996 Stock Option Plan is designed to reward the Company's valuable employees for their individual contributions to the profitability of the Company and provide them with a long-term interest in the Company's success.

         The compensation of Messrs. Hettleman and Faieta, as the President and Executive Vice President of the Company, respectively, is based upon the overall performance of the Company and its management. As the senior management, these individuals are responsible for the overall condition of the Company, and their performance is rewarded on objective criteria based on reaching certain financial benchmarks.

         It is the intention of the Board to review the Company's executive compensation structure to insure that the Company has the continued ability to attract and retain the high caliber executive talent. To that end, the Board will take into account salaries of senior management of companies of similar size within the freight forwarding industry.

         Base Salary. Base salary for senior management for fiscal year 1996 was based upon salaries paid to such personnel in the preceding year, as senior management of the Company's predecessors.

         Salary Increases and Incentive Bonuses. Salary increases and incentive bonuses for senior management during the terms of their respective employment agreements are dependent on the Company's financial performance.

         Stock Option Plan. To promote the best long-term benefits to the Company and its shareholders, the Company has a 1996 Stock Option Plan ("Plan") under which directors, officers and employees may be granted awards of stock options. The purpose of the Plan is to provide equity-based incentive compensation  based on the  long-term  appreciation  in  value of the  Company's
Shares and to promote the interests of the Company and its shareholders by encouraging greater management ownership of the Company's Shares. Most of the options granted or to be granted under the Plan vest over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship between the employee and the Company.


         Awards under the Plan will be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company. Currently, a maximum of 402,348 Shares may be issued under the Plan, options to purchase 299,000 of which have been granted.


                                                   BOARD OF DIRECTORS
                                                   Stuart Hettleman
                                                   Richard A. Faieta
                                                   Michael Barsa

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Shares for the period June 28, 1996 through September 30, 1996 with the cumulative total return for the same period for the NASDAQ Composite (U.S.) Index and a peer group index comprised of: Eagle USA Air Freight, Inc., The Harper Group, Inc., Air Express International Corporation, Fritz Companies, Inc., and Pittston Burlington, Inc. Dividend reinvestment has been assumed and, with respect to the companies in the peer group, the returns of each company have been weighted to reflect its stock market capitalization relative to that of the other companies in the group. The Company's Shares commenced trading on June 28, 1996, and, consequently, the Shares traded for only one day during the Company's fiscal year ended June 30, 1996. Other than the following graph, all information in this Proxy Statement, including executive compensation, is with respect to the Company's fiscal year ended June 30, 1996. Accordingly, the information presented in the following graph does not relate to the other information presented in this Proxy Statement.


                          TOTAL RETURN TO STOCKHOLDERS
                   (Assumes $100 investment on June 28, 1996)

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------
Total Return Analysis
                                                 6/28/96             9/30/96
------------------------------------------------------------------------------
Amertranz Worldwide Holding Corp.                $100.00             $ 87.50
------------------------------------------------------------------------------
Peer Group                                       $100.00             $ 76.82
------------------------------------------------------------------------------
Nasdaq Composite                                 $100.00             $103.59
------------------------------------------------------------------------------
     Source: Carl Thompson Associates. Data from Bloomberg Financial Markets

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

TIA Loan

         Commencing in October, 1995, Amertranz received advances aggregating $800,000 pursuant to a loan from TIA, Inc. ("TIA Loan"). The TIA Loan bears interest at the rate of 12% per annum and is repayable in 12 equal, consecutive monthly payments of principal and interest commencing upon the earlier of (i) the date after which the Company's EBITDA exceeds the sum of $600,000 for any consecutive two-month period, or (ii) November 1, 1996.

         In February 1996, pursuant to the terms of an Assets Exchange Agreement ("Exchange Agreement") TIA and CFS contributed their freight forwarding business to the Company (which the Company contributed to its wholly owned subsidiary, Caribbean Air Services, Inc. ("CAS")) in consideration for 2,100,000 Shares and a note in the original principal amount of $10,000,000 ("Exchange Note") bearing interest at the rate of 8% per annum. In June 1996 TIA and CFS exchanged $2,000,000 principal amount of the Exchange Note for 200,000 shares of the Company's Class A Preferred Stock reducing the principal balance to $8,000,000. On July 3, 1996 the Company paid $2,000,000 of the proceeds from the Company's initial public offering ("IPO") to reduce the principal balance to $6,000,000. The Exchange Note is payable in five consecutive monthly payments of principal and interest in the amount of $80,000 each and, thereafter, monthly payments of principal and interest in the amount of $166,667 each until the Exchange Note is paid in full commencing on the earlier of (i) the date after which the Company's EBITDA exceeds the sum of $600,000 for any consecutive two-month period, or (ii) November 1, 1996.

         As part of the transaction in February 1996 whereby TIA and CFS contributed their freight forwarding assets to the Company (the "Combination"), TIA and CFS also agreed to advance to CAS, on a revolving loan basis, an amount up to the net collections of TIA's and CFS's accounts receivable as of February 7, 1996 and additional amounts in the discretion of TIA and CFS, up to an aggregate maximum of $4,000,000 outstanding at any time, pursuant to the terms of a Revolving Credit Promissory Note ("Revolver Note"). Funds advanced under the Revolver Note with respect to the TIA and CFS accounts receivable do not bear interest prior to maturity. Discretionary advances under the Revolver Note bear interest at the greater of (i) 1% per month, or (ii) a fluctuating rate equal to the prime rate of interest as published in the Wall Street Journal plus 4%. The Revolver Note is payable upon the earlier of (i) refinancing of Amertranz and CAS' accounts receivable working capital facilities, or (ii) December 31, 1996.

         To secure the obligations under the TIA loan, Exchange Note and Revolver Note, TIA and CFS have been granted security interests in all of the assets of the Company and CAS and in the accounts receivable of Amertranz. All of the security interests are first priority, except for the security interest in Amertranz' accounts receivable which is subordinated only to the lien of Amertranz' asset based lender.

         Under the terms of Cargo Aircraft Charter Agreement dated February 28, 1994, as amended, (the "L-1011 Charter"), CAS has exclusive rights, until June 30, 1998, to the use of a Lockheed L-1011 freighter aircraft that is operated on behalf of Tradewinds Airlines, Inc. ("Tradewinds Air") between the Company's Borinquen, Puerto Rico location and its Greensboro, North Carolina and Hartford, Connecticut locations. Under the terms of the L-1011 Charter, the L-1011 aircraft must be available at all times for use by the Company, as needed. While the Company is guaranteed the use of the L-1011 aircraft as needed, the Company pays only for its actual use of the aircraft at market rates. Under the terms of the Exchange Agreement, all of the Company's freight between Puerto Rico and the continental United States must be transported on the L-1011 aircraft pursuant to the L-1011 Charter unless TIA and CFS consent to other transport, and the L-1011 Charter may not be terminated without the consent of TIA and CFS. The L-1011 aircraft is operated by TIA under its U.S. Department of Transportation licenses and authority pursuant to an operating agreement between TIA and Tradewinds Air. Payments to Tradewinds Air under the L- 1011 Charter during the year ended June 30, 1996 totalled $7,575,000. Tradewinds Air is owned by Tradewinds Acquisition Corporation, of which TIA owns approximately 30%. To date, Tradewinds Acquisition Corporation has not paid any dividends, but to the extent it ever pays any dividends or makes any other distributions, TIA will benefit from such dividends and/or distributions.

         Between June 1995 and November 1995, Amertranz borrowed $1,379,110 in aggregate principal amount from persons affiliated with Amertranz, including Michael Barsa and his brother, and issued (i) $1,096,610 in aggregate principal amount of promissory notes with interest at the rate of 7% per annum, due June 30, 1996, and (ii) $282,500 in aggregate principal amount of promissory notes with interest at the rate of 9 3/4% per annum, due August 15, 1996. In addition, certain of these lenders received an aggregate of 54,657 options to purchase shares of Amertranz common stock at $3.52 per share, 47,559 of which options were exercised prior to the Combination. As part of the transactions under the Exchange Agreement, the holders of all of these promissory notes assigned to the Company their notes and the shares of Amertranz common stock which were issued upon the exercise of such options in exchange for an aggregate of 363,669 shares of Common Stock, and the holders of unexercised Amertranz options exchanged such options for an aggregate of 181,809 options to purchase the Company's Shares.

         In a bridge financing concluded by the Company in May 1996, (i) TIA received 100,000 Shares and 200,000 Share purchase warrants for an aggregate loan to the Company of $500,000, and (ii) Michael Barsa received 25,000 Shares and 50,000 Share purchase warrants for an aggregate loan to the Company of $125,000. Both these loans were repaid with aggregate interest of $13,870 from the proceeds of the IPO.

         All transactions between the Company and its officers, directors, principal shareholders or other affiliates have been on terms no less favorable than those that are generally available from unaffiliated third parties. Any such future transactions will be on terms no less favorable to the Company than could be obtained from an unaffiliated third party on an arms length basis and will be approved by a majority of the Company's independent and disinterested directors.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting, but should any other matter requiring a vote of the shareholders arise, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

         The  cost  of  soliciting   proxies  will  be  borne  by  the  Company.
Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

         The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent public accountants since inception. Representatives of Arthur Andersen LLP are expected to be present at the meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         The five nominees for election as directors who receive a plurality of the votes cast at the Annual Meeting for the election of directors will be elected. In respect of any other matter, the affirmative vote of the holders of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote in respect of that matter is necessary to approve the matter.

         As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will retain an independent tabulator to receive and tabulate the proxies and ballots and independent inspectors of election to certify the results.

         Any shareholder desiring to present a proposal at the 1997 Annual Meeting of Shareholders and wishing to have that proposal included in the Proxy Statement for that meeting must submit the same in writing to the Secretary of the Company at 2001 Marcus Avenue, Lake Success, New York 11040 in time to be received by June 1, 1997.

         Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.
Prompt response is helpful and your cooperation will be appreciated.


                                             By Order of the Board of Directors

                                             Michael Barsa
                                             Secretary
Lake Success, New York
November 15, 1996






         THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1996, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, AMERTRANZ WORLDWIDE HOLDING CORP., 2001 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042.

                                      PROXY

                        AMERTRANZ WORLDWIDE HOLDING CORP.
                               2001 Marcus Avenue
                          Lake Success, New York 11042

         This Proxy is Solicited on Behalf of the Board of Directors of Amertranz Worldwide Holding Corp. The undersigned hereby appoints Stuart Hettleman and Richard A. Faieta, and each of them, as proxies, each with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Inn at Great Neck, Cuttermill Road, Great Neck, New York, on December 17, 1996 at 11:00 a.m., prevailing local time, and any adjournments thereof.

1.       ELECTION OF DIRECTORS:  FOR all nominees listed below               []
                              (except as set forth to the contrary below)

         WITHHOLD AUTHORITY to vote for all nominees listed below            []

         Michael Barsa, Brian K. Coventry, Richard A. Faieta, Stuart Hettleman, Richard A. Swirnow

The terms of all Directors expire at the next annual meeting at which their successors are elected and qualify.

(INSTRUCTION:  To withhold authority to vote for any individual  nominee,  write
that     nominee's      name     on     the     space      provided      below.)
----------------------------------------------------------------------


2. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

                          [REVERSE SIDE OF PROXY CARD]

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees.

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                            PLEASE MARK, SIGN, DATE AND MAIL THE
                                            CARD IN THE ENCLOSED ENVELOPE.

DATED: __________________________, 1996
Signature______________________________________

DATED: __________________________, 1996
Signature______________________________________


C66488.198 R